UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 12, 2009

BLACKHAWK CAPITAL GROUP BDC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

14 Wall Street, 11th Floor New York, New York (Address of principal executive offices)	10005 (Zip Code)

Registrant’s telephone number, including area code: (212) 566-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1             Registrant's Business and Operations
Item 1.01             Entry into a Material Definitive Agreement

On November 12, 2009, Blackhawk Capital Group BDC, Inc., a Delaware corporation (the "Company") and Barak Asset Management, LLC, a Delaware limited liability company ("Barak") entered into Amendment No. 2 ("Amendment") to the Investment Advisory Management Agreement dated October 31, 2006 ("Investment Advisory Agreement") between the Company and Barak.  Pursuant to the Amendment, the Company and Barak agreed that (a) the term of the Investment Advisory Agreement would be extended from October 31, 2009 to October 31, 2010 and (b) the fee schedule attached as Exhibit 1 to the Investment Advisory Agreement would be revised to reflect a different fee structure for Barak based upon Company assets under management.  The Amendment is attached to this Form 8-K as Exhibit 10.1 and is incorporated hereby by reference, and was approved by unanimous written consent of the Board of Directors of the Company, including the consent of all independent directors of the Company.

Section 9             Financial Statements and Exhibits
Item 9.01             Financial Statements and Exhibits

The following is attached hereto and incorporated herein as an Exhibit.

Exhibit 10.1	Amendment No. 2 dated November 12, 2009 to Investment Advisory Management Agreement dated October 31, 2006 between Blackhawk Capital Group BDC, Inc. and Barak Asset Management, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2009	BLACKHAWK CAPITAL GROUP BDC, INC.

	By:	/s/ Craig A. Zabala
Craig A. Zabala Chief Executive Officer